UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2014

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564462
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Bee Caves Road, Suite 608 Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)
(512) 347-7300
(Registrant’s telephone number, including area code)
 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed, on February 20, 2014, Aurora Energy Partners, a Texas general partnership (“Aurora”) of which Victory Energy Corporation, a Delaware corporation (the “Company”), is the managing partner and owner of a 50% partnership interest, as borrower, entered into a credit facility (the “Credit Agreement”) with Texas Capital Bank, National Association (the “Lender”).

At September 30, 2014, the Company had not met one of the provisions of the Credit Agreement. However, as of the date of this Current Report on Form 8-K the Company has received a waiver from the Lender on this matter providing the Company until December 1, 2014 to remedy the issue. Therefore, the Lender has not elected to accelerate any amounts due under the Loan Agreement.

The Company plans to remedy this issue by deploying additional capital from Aurora Energy Partners; therefore the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the “September 30 Form 10-Q”) will be delayed beyond the extended due date of November 19, 2014.

Background

The Credit Agreement contains various covenants. These covenants include, among other things, a financial covenant that Aurora will maintain a current ratio of assets to liabilities of not less than 1.0:1.0 as of the last day of any fiscal quarter (the “Current Ratio Covenant”). At September 30, 2014, Aurora's Current Ratio was 0.10 to 1 and it was therefore not in compliance with the Current Ratio Covenant. Such failure to comply with the Current Ratio Covent is an event of default under the Loan Agreement, which gives the Lender the right but not the obligation to elect certain remedies, including, among other things, the acceleration of all amounts due under the Credit Agreement.

Aurora notified the Lender that it is out compliance with the Current Ratio Covenant and requested a waiver of the event of default. On November 19, 2014, Aurora entered into a Waiver of Event of Default (the “Waiver Agreement”) with the Lender. Under the terms of the Waiver Agreement, the Lender agreed to waive, subject to certain conditions set forth therein, an event of default under the Loan Agreement resulting from Aurora’s failure to maintain a current ratio of at least 1.00 to 1.00 as of the end of the fiscal quarter ending September 30, 2014 subject to the receipt by December 1, 2014 of Aurora equity contributions of at least $1.5 million to be used to reduce Aurora's outstanding liabilities.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Energy Corporation

Dated: November 19, 2014	/s/ Kenneth Hill
Kenneth Hill Chief Executive Officer